EXHIBIT 8

                        CONSENT OF RICHARD J. WIRTH, ESQ.


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         To Whom It May Concern:

                  I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 21 to the Registration Statement on Form S-6 (File No. 033-23251) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                                            Very truly yours,

         Dated :  October 29, 2001          /s/ Richard J. Wirth
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                                            Richard J. Wirth, Counsel
                                            Phoenix Life Insurance Company